CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 filed pursuant to Rule 462(b) under the Securities Act of 1933 of our report dated September 30, 2013 relating to the financial statements, which appears in NanoViricides, Inc.’s Annual Report on Form 10-K for the year ended June 30, 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Li and Company, PC

Li and Company, PC

Skillman, New Jersey

July 17, 2014